Exhibit 4.7

FORM OF 8% CONVERTIBLE NOTE

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, EITHER REGULATION S OR RULE 144 UNDER THE ACT (OR ANY SIMILAR RULES UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO ARMCO METALS HOLDINGS, INC., THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

ARMCO METALS HOLDINGS, INC.

8% CONVERTIBLE NOTE

RMB_______	February _______, 2014

FOR VALUE RECEIVED, the undersigned, ARMCO METALS HOLDINGS, INC., a Nevada corporation (the “Company”), hereby promises to pay to the order of ________ (the “Noteholder”), in lawful money of the People’s Republic of China (the “PRC”), and in immediately payable funds, the principal amount of RMB________ together with interest thereon at the rate of eight percent (8%) per annum. The principal hereof outstanding and any unpaid accrued interest thereon shall be due and payable on October___________, 2014 (the “Maturity Date”). The Note has been issued pursuant to a Note Exchange Agreement of even date herewith between the Company and the Noteholder (the “Note Exchange Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Note Exchange Agreement. THE PROVISIONS OF THE NOTE EXCHANGE AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

1.            PAYMENTS. The Company hereby promises to pay to the Noteholder, in lawful money of the PRC, and in immediately payable funds, the principal sum of the amount outstanding at the Maturity Date together with accrued but unpaid interest thereon, unless theretofore converted as hereinafter provided. The principal amount hereof and any unpaid accrued interest thereon shall be due and payable on the Maturity Date (unless such payment date is accelerated as provided in Section 4 hereof). Payment of all amounts due hereunder shall be made at the address of the Noteholder provided for in the Note Exchange Agreement.

2.            PREPAYMENT. This Note may be prepaid, in whole or in part, without penalty with five (5) days prior written notice to the Noteholder.

3.            CONVERSION. At any time prior to the Maturity Date, and providing that the holders of the outstanding shares of the Company’s common stock (the “Common Stock”) have approved the issuance of such shares at a special meeting of stockholders called for such purpose in accordance with the Note Exchange Agreement, the outstanding principal amount of this Note, together with all accrued but unpaid interest hereunder (the “Outstanding Balance”), is convertible into shares of Common Stock at the option of the Noteholder at a conversion price of US $0.317 per share (the “Conversion Price”).

In order to convert the Outstanding Balance, Noteholder shall deliver to the Company a written Election to Convert, a form of which is attached hereto as Exhibit A. Upon receipt of the written Election to Convert, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Noteholder, and in such name or names as the Noteholder may designate, a certificate or certificates for the full number of shares of Common Stock so purchased upon conversion of the Note. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of delivery of the Election to Convert, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

In the event that the outstanding Common Stock of the Company hereafter is restructured or revised by recapitalization, reclassification, combination of shares, stock split or split-up or stock dividend, the aggregate number and kind of Common Stock subject to conversion under this Note shall be adjusted appropriately, both as to the number of shares of Common Stock and the Conversion Price. No fractional shares will be issued upon conversion, but any fractional share will be rounded up to the nearest whole share of Common Stock.

In case of any sale exchange, tender offer, redemption or buyout of the Company’s Common Stock, or any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale, transfer or lease to another corporation of all or substantially all other property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Noteholder an agreement that the Noteholder shall have the right thereafter, upon payment of the per share Conversion Price in effect immediately prior to such action, to convert, on the same basis which it would have or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such conversion been accomplished immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided herein. These provisions shall similarly apply to successive consolidations, mergers, sales, transfers or leases. This right shall terminate following notice by the Company and failure of Noteholder to exercise the option to convert as provided above.

4.            DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default upon notice thereof as hereinafter provided:

(a)     The non-payment, when due, of any principal or interest pursuant to this Note, and such failure continues unremedied for a period of ten (10) days after written or facsimile notice from Noteholder to the Company of such failure;

(b)     The material breach of any representation in this Note or in the Note Exchange Agreement. In the event the Noteholder becomes aware of a breach of this Section 4(b), the Noteholder shall notify the Company in writing of such breach and the Company shall have thirty (30) days’ notice to effect a cure of such breach; or

(c)     The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for thirty (30) days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for thirty (30) days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Event of Default, the Noteholder may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Noteholder, together with all accrued interest thereon, immediately due and payable.

5.            NOTICES. Any notice, request, instruction, or other document required by the terms of this Note, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by facsimile transmission to the addresses of the parties set forth in the Note Exchange Agreement. The persons and addresses set forth in the Note Exchange Agreement may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by facsimile transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

6.            GOVERNING LAW. This Note shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada applicable to contracts made and to be performed entirely therein, without giving effect to the rules and conflicts of law.

7.            CONFORMITY WITH LAW. It is the intention of the Company and of the Noteholder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contract for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it as of February ____, 2014.

Armco Metals Holdings, Inc.

By:
Kexuan Yao, Chief Financial Officer

EXHIBIT A

FORM OF ELECTION TO CONVERT

The undersigned, the holder of the attached Note, hereby irrevocably elects to exercise their right to convert RMB_____________ of the Note into shares of the Common Stock of Armco Metals Holdings, Inc., a Nevada corporation, as more fully described in the Note, and requests that the certificates for such securities be issued in the name of, and delivered to, ____________________, whose address is _________________________________________.

Dated:__________________________           SIGNATURE:

(Signature must conform in all respects to name of Noteholder as specified in the Note)

(Insert Social Security or Federal Tax I.D. Number of Noteholder)

IF NOTE IS HELD JOINTLY, BOTH PARTIES MUST SIGN:

(Signature must conform in all respects to name of Noteholder as specified in the Note)

(Insert Social Security or Federal Tax I.D. Number of Joint Noteholder)

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